                                                                 EXHIBIT e(2)(b)


                                 AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM Funds Group, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                 AIM FUNDS GROUP


CLASS B SHARES

AIM Balanced Fund
AIM Basic Balanced Fund
AIM European Small Company Fund
AIM Global Utilities Fund
AIM International Emerging Growth Fund
AIM New Technology Fund
AIM Select Growth Fund
AIM Small Cap Equity Fund
AIM Value Fund
AIM Value II Fund
AIM Worldwide Spectrum Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:  September     , 2001
                  ----
                                          AIM FUNDS GROUP


Attest:                                   By:
          ------------------------------         -------------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President



                                          A I M DISTRIBUTORS, INC.


Attest:                                   By:
          ------------------------------         -------------------------------
              Assistant Secretary                   Michael J. Cemo
                                                    President